Exhibit 99.1
2006 Annual Meeting of Shareholders June 14, 2006 Transforming people from absent or idle to present and productive RTW, Inc.

Information discussed at this 2006 Annual Meeting of Shareholders may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and other related laws. While we believe these statements are reasonable, our actual results could differ materially from those results that we may express. Please refer to Item 1A "Risk Factors" and the "Forward-Looking Statements" section in the MD&A disclosure in our 2005 Report on Form 10-K and similar disclosures in our quarterly Reports on Form 10-Q for further inherent limitations. Safe Harbor Rule Disclosure 2

Your Company Accomplishments Current Assessment Business Strategy Summary Comments and Questions Overview 3

Your Company Transforming people from absent or idle to present and productive

We aspire to be the PREMIER absence manager in the United States. Mission: Vision: We transform people from Absent or Idle to Present and Productive. Mission and Vision Your Company 5

Bloomington Compensation Insurance Company (B++) No employees Standard workers' compensation insurer RTW, Inc. (NASDAQ: RTWI) Service company 160 employees Corporate Structure Your Company 6

NOTE: BCIC is licensed and writing only in MN Licensed and Writing Business Licensed and Not Writing Business Insurance - Licenses and Writings Your Company 7

New customer reach in 2005 Service reach in 2004 2006 new customer additions Service Company Reach Your Company 8

Your Company #1 80% of the system cost is driven by "15%" of the reported claims #2 Intervening early is the key to improving outcomes for the "15%" Foundations underlying our strategy . . . 9

Applied within 48 hours of injury notice Combines human expertise and technology Identifies accurately the 15% 95% accurate at 48 hours, 98.5% at 14 days Allocates resources early and appropriately ID15(r) Knowing the "15%" is key . . . Your Company 10

The RTW Solution(r) Intervening immediately on the "15%" Leveraging our corporate culture Improving outcomes for injured employees Managing claims to the best possible outcome Knowing what to do once you know makes the difference: Your Company 11

Close claims faster - 80%* less open claims Decrease workplace absenteeism Increase productivity for employers Improve quality of life for employees Reduce average claim cost by 50%* Improve profitability for employers Decrease long-term costs Transform claim outcomes Results and Benefits - We . . . Your Company * Source: 2005 Annual Statements, Schedule P, as filed with the NAIC 12

Accomplishments Transforming people from absent or idle to present and productive

2004 - Learned about ourselves, our customers, what they desire and how we deliver . . . 2005 - Positioned RTW for the future: executed in insurance, developed sales and marketing, added expertise, built variable capacity . . . 2006 - Grow in both service and insurance . . . Our Three Year Plan . . . Accomplishments 14

Earned $6.0 million in 2005 Continued to transform from purely insurance to service Insurance and service complement each other: Our insurance assets contribute to growth in service Service experiences have broadened our thinking in insurance Service business enables us to do the "right" thing in insurance 2005 - Summary Accomplishments 15

Maintained our underwriting focus Achieved a combined ratio under 96% Improved claim outcomes Maintained appropriate reserves Grew statutory surplus over 13% Integrated best-of-class processes Licensed and began writing in BCIC 2005 - Successes in Insurance Accomplishments 16

Grew service revenue 594% Moved beyond workers' compensation Expanded our reach geographically Engaged partners to expand our business Built sales and marketing Increased our visibility 2005 - Successes in Service Accomplishments 17

Earned $1.0 million in the first quarter of 2006 Grew annualized service contracts to $6.9 million Improved claim outcomes Continued to record reserves prudently Repurchased 175,000 shares Achieved another rating increase from A.M. Best ^ B++ with a positive outlook Results Thus Far in 2006 Accomplishments 18

Current Assessment Transforming people from absent or idle to present and productive

Underwriting discipline is paramount . . . Rates continue to soften New competitors are emerging Medical costs continue to grow Investment yields are improving Reinsurance costs are flat Insurance Market Trends Current Assessment 20

Our solutions sell We are building sales and marketing The sales "funnel" is taking shape Service revenue is growing Customers grow with us Service Business Trends Current Assessment 21

We believe our opportunity is incredible - Consider the following: U.S. employers spend over $100 billion in direct costs for disability Employee absence costs U.S. employers $260 billion in indirect expenses How Big is the Market? Current Assessment 22

Business Strategy Transforming people from absent or idle to present and productive

Maintain profit in underwriting Expand our insurance product offerings Drive new case and claim management capabilities Execute in Insurance Business Strategy 24

Be the "go to" solution for disability and absence Create customer-focused solutions . . . that prospective customers value Leverage our existing competencies ID15 The RTW Solution Add new competencies and capabilities Grow the Service Business Business Strategy 25

Integrated Absence Management Managing General Agent Services Third-party Administration Custom Services Our Service Offerings Business Strategy 25

Focus on the CUSTOMER Return-to-Work Programs The RTW Solution (r) Tail Claim Management Pre-Hire Screening Accident Prevention ID15 (r) Custom Services - Closing the Circle on Absence Business Strategy 27

Self-insured / large deductible employers Insurance companies Governmental entities / assigned risk plans Agents and brokers Who do we Target? Business Strategy 28

Summary Transforming people from absent or idle to present and productive . . .

Sell service: offer solutions that leverage our competencies; expand our capabilities; continue to diversify our service offerings Execute in insurance: expand our products; size the insurance business based on market conditions and maintain underwriting discipline Increase the intrinsic value of RTW Where are we going? Summary 30

Transforming people from absent or idle to present and productive . . . Comments and Questions Comments and Questions